UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2012

LEXINGTON REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-12386	13-3717318
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Penn Plaza, Suite 4015, New York, New York	10119-4015

(Address of principal executive offices)	(Zip Code)

(212) 692-7200
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

___    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

This Current Report on Form 8-K, which is referred to as this Current Report, contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report that are not clearly historical in nature are forward-looking, and the words “intends,” “estimates,” “anticipate,” “will,” “expects,” “plans,” and similar expressions are generally intended to identify forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond the control of Lexington Realty Trust (the “Trust”), which may cause actual results, performance, or achievements to differ materially from anticipated results, performance or achievements.  Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the headings “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in the Trust's Annual Report on Form 10-K for the year ended December 31, 2011 and the Trust's other filings with the Securities and Exchange Commission.  Copies of the Trust's filings with the Securities and Exchange Commission are available on the Trust's website at www.lxp.com. The Trust has not incorporated by reference into this Current Report the information in, or that can be accessed through, the Trust's website, and you should not consider any such information to be a part of this Current Report. All forward-looking statements included in this Current Report are based on information available as of the filing of this Current Report.  The Trust is under no obligation to (and expressly disclaims any such obligation to) update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 5.05. Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On March 14, 2012, the non-conflicted members of the Board of Trustees of the Trust (including the members of the Nominating and Corporate Governance Committee and the Audit Committee) granted a waiver under the Trust's Amended and Restated Code of Business Conduct and Ethics and approved the following related party transaction: the formation of Live In America Financial Services LLC, a Delaware limited liability company (the “Regional Center Holding Company”), the sole members of which are (1) Lexington Realty Advisors, Inc., a wholly-owned taxable REIT subsidiary of the Trust, and (2) The LCP Group L.P., an affiliate of E. Robert Roskind, Chairman of the Trust.

The Regional Center Holding Company will form entities (each such entity, a “Regional Center”) that will seek U.S. Citizenship and Immigration Services (“USCIS”) designation as an entity approved to raise funds from immigrant investors and invest such funds in projects that create jobs for U.S. workers in accordance with the fifth preference employment-based immigration program (the “EB-5 Program”) administered by the USCIS, which is part of the U.S. Department of Homeland Security.

The Trust will pay all expenses and retain all benefits of the Regional Center Holding Company related to its use of the Regional Center Holding Company and the Regional Centers, which will be limited to single tenant investments (not including lodging investments).  The LCP Group L.P. will pay all expenses and retain all benefits of the Regional Center Holding Company related to its use of the Regional Center Holding Company and the Regional Centers, which shall not include single tenant investments (except for lodging investments).  The Trust intends to use the initial Regional Center to arrange for a loan investment on a single-tenant facility in Homestead, Florida.  As a result, the Trust will pay all of the expenses related to the formation of the Regional Center Holding Company and the initial Regional Center, including reimbursement to E. Robert Roskind and The LCP Group L.P. for any such expenses. Upon The LCP Group L.P.'s first use of the Regional Center Holding Company, it will pay related expenses for the formation of the Regional Center Holding Company and the first Regional Center, as applicable, to the

Trust.

The Regional Center Holding Company is required to obtain the unanimous approval of an advisory committee prior to participating in any project.  The initial members of the advisory committee will include T. Wilson Eglin, Chief Executive Officer, President and a Trustee of the Trust, Patrick Carroll, Executive Vice President, Chief Financial Officer and Treasurer of the Trust, Harold First, an independent Trustee of the Trust and Chairman of the Audit Committee of the Board of Trustees of the Trust, and Richard S. Frary, an independent Trustee of the Trust and Chairman of the Compensation Committee of the Board of Trustees of the Trust.  In addition, representatives of The LCP Group L.P. will be advisory committee members; however, Mr. Roskind may not be an advisory committee member. The advisory committee will also approve, on a unanimous basis, the allocation of expenses among the members of the Regional Center Holding Company and the Regional Centers. The advisory committee members will not receive compensation for their services on the advisory committee.

In addition to raising funds under the EB-5 Program through the Regional Center Holding Company and the Regional Centers to provide mortgage debt financing for investments in which the Trust is, directly or indirectly, the equity owner, the Trust intends to raise funds for third parties investing in entities providing funding for single tenant investments (not including lodging investments) and collect related fees from such third parties and entities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust

By: /s/ Patrick Carroll
Patrick Carroll
Chief Financial Officer
Date: March 20, 2012